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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                 FORM 8-K
                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of
                     1934



  Date of Report (Date of earliest event reported): November 25, 1996


                       Sims Communications, Inc.
        (Exact name of registrant as specified in its charter)


          Delaware                     0-25474          65-0287558
     (State or other jurisdiction   (Commission     (I.R.S. Employer)
           of incorporation)         File Number)    Identification No.)


  3333 South Congress Avenue, Suite 401, Delray Beach, Florida   33445
         (Address of Principal executive offices)               (Zip
         code)


   Registrant's telephone number, including area code   (561) 265-3601



                                    N/A                           Former



       Name or Former Address, If Changed Since Last Report



















                            Page 1 of 3 Pages
                       Exhibit Index is on Page 2.
Item 5.  Other Events
         During October 1996 the Company sold 800,000 shares of common stock in a private offering at a price of $0.50 per share. As a result of the sale of these shares, the Company's stockholders' equity increased by approximately $400,000. The follow summary financial statement gives effect to this Private Offering as of September 30, 1996.
                           SIMS COMMUNICATIONS, INC.
                         PRO FORMA BALANCE SHEET

                                                                 September
                   30, September 30,       Adjustments (1)           1996
                       1996                                      (as
adjusted)
Current Assets      $1,712,956             $400,000         $2,112,956
Total Assets        $3,461,048             $400,000         $3,861,048

Current
  Liabilities       $2,738,681                              $2,738,681
Total Liabilities   $2,770,475                              $2,770,475
Stockholders'
  Equity            $  690,573             $400,000         $1,090,573
Total Liabilities
  and Stockholders'
  Equity            $3,461,048                              $3,861,048


(1) Reflects completion of Private Offering in October 1996 in which the Company sold 800,000 shares of common stock at $0.50 per share




                               SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: November 25, 1996                SIMS COMMUNICATIONS, INC.
                                       By /s/ Melvin Leiner

                                         Melvin Leiner, President





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